Exhibit 23.1 Consent of Madsen & Associates, CPA’s Inc.

MADSEN & ASSOCIATES CPA’s INC.	684 East Vine Street, #3
Certified Public Accountants and Business Consultants	Murray, Utah, 84107
Telephone 801-268-2632
Fax 801-262-3978

June 26, 2006

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re:            Form SB-2A Registration Statement
      Grosvenor Explorations Inc. (the “Company”)

Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2A (Amendment No. 3) Registration Statement the following:

Our report to the Board of Directors of Grosvenor Explorations Inc. dated March 10, 2006 on the financial statements of the Company as at January 31, 2006 and the statements of operations, change in stockholders' equity and cash flows for the seven months ended January 31, 2006 and the statements of operations, changes in stockholders' equity and cash flows for the one month ended June 30, 2005 and from the period from May 25, 2005 (date of inception) to January 31, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

MADSEN & ASSOCIATES, CPA’S INC.

Madsen & Associates, CPA’s Inc.